Fourth Quarter Fiscal 2025 Earnings Call March 2, 2026 1

FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, successfully complete construction of its data centers, source sufficient electrical energy, necessary long lead infrastructure components, supplies and equipment, the advantages and expected growth of the Company, the Company’s ability to source and retain talent, and our ability to source and consummate acquisitions of entities holding suitable land and power. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward- looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. 2

3 Core Scientific overview Core Scientific is a leader in digital infrastructure for high-density colocation services. We operate dedicated, purpose-built facilities for high-density colocation services and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. By the end of 2028, we expect every megawatt in our portfolio to be dedicated to colocation to support artificial intelligence-related workloads and next generation colocation services. $8.6B FULLY DILUTED MARKET CAP* 7 STATES ~1.5 GW $10B+ IN LEASABLE POWER PIPELINE IN CONTRACTED REVENUE ACROSS OUR FOOTPRINT *Based on stock price as of February 27, 2026, close and fully diluted share count of ~506 million

4 Integrated colocation platform Site & Infrastructure Access Delivery & Build Execution Operations & Scalable Growth 1 Identify, evaluate, and secure sites with available power, strong network access, and room to expand for high-density operations. Find & Secure Sites 2 Partner with utilities and local leaders to align infrastructure development with grid capacity and community planning. Work with Key Partners 3 Plan, secure, and deliver scalable power capacity required to support AI and other high- density workloads. Secure & Deliver Power 4 Install fiber cabling and secure required carrier services to deliver high-capacity connectivity at each site. Deliver Fiber & Network Access 5 Translate customer requirements into tailored designs that keep cost and delivery timelines predictable. Design & Engineer 6 Secure long-lead equipment through established global supply chain partners. Source & Procure Critical Equipment 7 Build, commission, and deploy high-density infrastructure with disciplined execution to reduce risk and accelerate delivery. Construct & Deploy 8 Operate and maintain infrastructure around the clock with on-site teams, real-time monitoring, and preventive maintenance. Operate & Maintain 9 Expand power, space, and density across campuses and new phases without disrupting active operations. Scale & Expand

Over 800 MW of announced leasable power capacity


Dallas
Atlanta

CoreWeave contracted sites	Customer leasable sites
Denton, TX Leased power: ~260MW	**Hunt County, TX** Leasable power: **~285MW**
Dalton, GA Leased power: ~175MW	**Pecos, TX** Leasable power: ~200MW
Muskogee, OK Leased power: ~70MW	**Dalton, GA** Leasable power: **~120MW**
Marble, NC Leased power: ~65MW	**Calvert City, KY** Leasable power: ~100MW
Austin, TX Leased power: ~20MW	**Grand Forks, ND** Leasable power: ~70MW
Total leased power ~590 MW	**Auburn, AL** Leasable power: ~30MW
	Leasable power ~805 MW

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Bold and underlined numbers indicate updates to leasable power disclosed on October 30, 2025
Numbers as of March 2, 2026

CORE SCIENTIFIC

Total Leasable Power Pipeline*

Our current power pipeline has ~1.5 GW of customer leasable power potential


~520 MW
CURRENT LEASABLE CAPACITY AT EXISTING SITES
~285 MW
NEW HUNT COUNTY, TX LOCATION
~700 MW
UNANNOUNCED LEASABLE CUSTOMER POWER OPPORTUNITIES
~1.5 GW
TOTAL LEASABLE CUSTOMER POWER PIPELINE

In addition to ~1.5 GW, the Company maintains an incremental ~700 MWs of capacity currently in active, targeted load studies across multiple markets

*Does not include ~590 MW of already contracted power

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CORE SCIENTIFIC

Investment Highlights

Established expertise

150+ years of combined data center leadership experience

A leading North American AI compute infrastructure developer in the last decade

5+ years owning data centers with dedicated tier III GPU hosting abilities

Attractive business model

Colocation contracts deliver **compelling economics and strong margins**

Strong balance sheet provides flexibility for strategic opportunities

Robust sales pipeline with a mix of hyperscale and non-hyperscale customers

Demand & growth visibility

12-year, $10B+ CoreWeave contract, ~$850M average annual revenue run rate

Energized as many MWs as the rest of publicly traded **peers combined in 2025***

~1.5 GW in leasable power pipeline and ~2.2 GW including load studies

*Peers include TeraWulf, Cipher, Galaxy, Applied Digital, Hut 8, Iren

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CORE SCIENTIFIC

Advancing our commitments New major power contract and site in top US market Announced an agreement to expand into Hunt County, Texas, adding ~285 MW of customer leasable capacity One or more new power contract(s) at existing site(s) Increased customer leasable capacity by ~300 MW at Dalton and Pecos data center sites Additional details on scalable financing approach Evaluating a number of financing options to support our broader capital formation strategy Signing of at least one new colocation customer Multiple sites under exclusivity, confident in signing a deal in the near future 8

Expansion into Hunt County brings Texas footprint to ~485 MW* in leasable power capacity

Hunt County Site Details

Agreement to acquire LLC owning ~265 acres

~430 MW of gross capacity
~285 MW of leasable customer power capacity

Begin energization in 2027,
ramping to full power by 2029

Power and ramp schedule approved through ERCOT interconnection process in October 2024


Denton
Hunt
Dallas
Pecos
Austin

*Also includes 200 MWs of leasable customer power at Pecos, Texas

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CORE SCIENTIFIC

Construction Update

185+ MW	~350 MW	65K+	~1M Sq Ft	~5M	$5B+
Billable Capacity Delivered to Date	*Energized to Date*	*Customer GPUs Supported*	*Of Data Center Shells Constructed*	*Total Labor Hours Through Construction*	*Total Aggregate Project Investments*

- ✓ Broke ground on **5 AI factories** supporting **~590 MW contracted commitment**; one of the **largest AI infrastructure expansions** globally
- ✓ **Energized ~350 MW** and delivered **185+ MW of active billable** capacity, translating construction progress into revenue-generation
- ✓ **Established a repeatable, scalable execution engine** that positions us to deliver at the pace the market demands
- ✓ **Initiated pre-construction activities** across additional sites in our portfolio, extending our runway for growth

Entering 2026, we continue to focus on:

1. **Maintaining alignment** between in-flight infrastructure delivery and **customer GPU deployment schedules**
2. **Adapting designs for next-generation** power density and cooling requirements as GPU architectures continue to evolve
3. **Converting megawatts into revenue-generating AI factories**, building on the operational momentum established in 2025

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CORE SCIENTIFIC

CoreWeave Relationship Overview 11

CoreWeave is contracted for ~590 MW of leased customer power capacity across 5 of our sites



Denton, TX
Leased power: ~260MW

Dalton, GA
Leased power: ~175MW

Muskogee, OK
Leased power: ~70MW

Marble, NC
Leased power: ~65MW

Austin, TX
Leased power: ~20MW

Total leased power ~590 MW

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CORE SCIENTIFIC

Contract summary

~590MW infrastructure
~800MW gross

12-year contract
with two 5-year options [3]

No ability to unilaterally terminate, with aligned joint execution risk

$10B+ in revenue potential
over the contracts' term


CORE SCIENTIFIC

Take-or-pay contract
at a fixed cost, with annual escalator

~$850M average annual run rate revenue [1]

Client pays for capex [4]**, power, and utilities**

75% to 80% anticipated profit margin [2]

Hold liens on data center infrastructure assets
(excluding GPUs)

1. Represents the estimated average annual revenue over the 12-year contract periods; Austin, Texas contract term is a 7-year period.
2. Expenses include facilities operations, repairs & maintenance, security, FTEs, insurance, property taxes, etc.
3. Austin, Texas contract term is 7 years with elective extensions.
4. Up to $1.5 Million per MW (or approximately $750 Million) of data center build out costs are funded by CoreWeave and credited against hosting payments at no more than 50% of monthly fees until fully repaid. The balance of modification costs relate to items purchased directly by CoreWeave and contributed for the facility. For the additional 70 MW expansion, Core Scientific is responsible for funding $104 Million of capex ($1.5M per MW) for the powered core and shell with no capex credit associated with this new agreement.

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CORE SCIENTIFIC

14 Appendix

15 Restatement Overview • In connection with the transition to KPMG as independent auditor, we identified an accounting error related to the treatment of certain Property, Plant and Equipment (PP&E) associated with legacy mining-to-colocation site conversions going back to 2024 • Demolition costs and existing carrying values were capitalized in prior periods rather than expensed as incurred; amended statements have been filed to correct the affected periods • The correction is limited to the classification error related to the accounting treatment of certain PP&E; it does not affect the Company's cash position, operations, or go-forward economics No Impact to: Adjusted EBITDA: No effect on adjusted metrics Revenue: No change to reported revenue for any period Net Cash Flow: No impact to cash generation or liquidity ✓ ✓ ✓ Controls & Remediation: Enhanced internal controls over non-routine accounting items Amended filings submitted to the SEC*✓ ✓ *Amended filings available at sec.gov and on the Core Scientific Investor Relations page. Refer to filings for complete details.

16 Term library Term Definition How management uses it Gross Utility Power Capacity (MW) Total electric utility power capacity agreements associated with our data center sites under our control as of period end, including capacity that is commissioned for future use. Used for portfolio planning and utility power allocation discussions. Total Leasable Customer Power Capacity (MW) Our estimate of the total non-redundant customer IT load that our data center sites could support in the aggregate as of period end, regardless of whether such capacity has been contracted with customers or remains available for sale. This metric is representative of the amount of power available for customer use in servicing their workloads. Used to assess total customer-usable IT load available for leasing, evaluate leased versus unleased capacity, and plan conversion/development sequencing and sales capacity. Leased Customer Power Capacity (MW) Power capacity that is committed to customers under executed customer contracts, regardless of whether service has commenced as of period end. Used to monitor signed customer commitments and contracted backlog and to plan future deployment/commissioning requirements. Unleased Customer Power Capacity (MW) The portion of Total Leasable Customer Power not committed under customer contracts as of period end. This metric is calculated as Total Leasable Customer Power minus Leased Customer Power Capacity. Used to monitor remaining uncommitted customer IT load and to prioritize incremental contracting and conversion/commissioning plans. Billable Customer Power Capacity (MW) Portion of Leased Customer Power Capacity for which service has commenced and we are actively billing as of period end. Used to monitor in-service customer power that is billing and to track deployment/commissioning pace and near-term revenue ramp.

Contact ir@corescientific.com 17